SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 9, 2021

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36081	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Controls Drive, Shelton, Connecticut	06484
(Address of Principal Executive Offices)	(Zip Code)

(203) 937-6137

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001	NNVC	NYSE-American

Item 1.01. Entry into Material Definitive Agreements.

On September 9, 2021, NanoViricides, Inc. (the “Registrant”) entered into a License Agreement (the “Agreement”) with TheraCour Pharma, Inc. (“TheraCour”) for an exclusive, worldwide license to the Registrant for further development with respect to TheraCour’s research and development of services with respect to treatments for coronavirus derived human infections. The Registrant was not required to make any upfront cash payments to TheraCour and agreed to the following milestone payments to TheraCour; the issuance of One Hundred Thousand (100,000) shares of the Registrant’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) no later than thirty (30) days after the achievement of Milestone 1 (as defined in the Agreement); Fifty Thousand (50,000) shares of the Series A Preferred Stock no later than thirty (30) days after the achievement of Milestone 2 (as defined in the Agreement); One Million Five Hundred Thousand Dollars ($1,500,000) no later than five (5) business days after the achievement of Milestone 3 (as defined in the Agreement); Two Million Dollars ($2,000,000) no later than five (5) business days after the completion of Milestone 4 (as defined in the Agreement); Two Million Five Hundred Thousand Dollars ($2,500,000) no later than six (6) months after the achievement of Milestone 5 (as defined in the Agreement); One Hundred Thousand Shares of Series A Preferred Stock no later than thirty (30) days after the achievement of Milestone 6 (as defined in the Agreement) and, at Licensor’s sole option, either (A) $5,000,000 in cash or (B) Five Hundred Thousand shares of Series A Preferred Stock no later than six (6) months after the achievement of Milestone 7 (as defined in the Agreement). In addition, the Registrant is required to pay to TheraCour fifteen percent (15%) of net sales of licensed products, and any income from sublicensed products. Under the Agreement, TheraCour retains the exclusive right to develop and manufacture the Licensed Products.

As in previous licensing agreements with TheraCour, the Registrant agreed to pay the following amounts to TheraCour to the extent not previously paid under existing licensing agreements: (1) costs (direct and indirect) plus 30%, subject to certain specified exclusions, as a Development Fee and such development fees shall be due and payable in periodic installments as billed and (2) a deposit equal to estimated development costs for two months (refundable), such estimates to be reconciled quarterly. Payments not made within 90 days after due date will be charged an interest at the rate of 1% per month. TheraCour and the Registrant have agreed to enter into a manufacture and supply agreement, under which TheraCour would manufacture the licensed products exclusively for the Registrant; the Registrant would also have customary backup manufacture rights, as specified in the License Agreement. TheraCour may terminate the license upon a material breach by the Registrant as specified in the agreement. However, the Registrant may avoid such termination if the breach is cured within 90 days of receipt of such termination.

The foregoing description of the Agreement is not complete and further is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Compensatory Arrangements of Certain Officers.

On September 14, 2021, the Company entered into an Extension of the Employment Agreement (the “Extension”) with Dr. Anil R. Diwan as President of the Company, attached hereto as Exhibit 5.02, effective July 1, 2021.

The Extension provides Dr. Diwan will be paid an annual base salary of $400,000. Dr. Diwan shall be entitled to participate in all fringe benefits the Company provides for its employees generally and such other benefits as the Company provides for its senior executives. In addition, the Company shall maintain a Term Life Insurance policy for Dr. Diwan, valued at $2 million, of which $1 million shall be assigned to the Company and the remaining to Dr. Diwan’s estate.

In addition, as an incentive towards the ultimate success of the Company, and to provide leadership authority to Dr. Diwan, the Company granted 10,204 shares of the Company’s Series A Preferred Shares to Dr. Diwan. Dr. Diwan’s rights in the shares shall vest in equal, quarterly installment commencing on September 30, 2021 and fully vest on June 30, 2022.

Dr. Diwan will be eligible to receive severance if he is terminated by the Company other than for cause in which event the Company shall pay to Dr. Diwan an amount equal to six (6) month’s salary as severance compensation (without regard to compensation or benefits Dr. Diwan receives from any other source). Dr. Diwan shall be eligible for all benefits during this six (6) month period including bonuses, vesting of previously awarded stock options, health care insurance and other fringe benefits that have been ongoing. The Company may elect to pay such severance compensation in a lump sum or in equal payments over a period of not more than six (6) months.

The foregoing description of the Extension is not complete and further is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Registrant’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) is only convertible upon a “change of control” of the Company as defined in its full specification; these shares are non-transferrable and have no trading market. Each Series A share carries 9 votes, and is convertible only upon a change of control into 3.5 shares of the Company’s common stock.

Item. 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Coronavirus License Agreement with TheraCour Pharma, Inc.
10.2	Extension of Employment Agreement with Anil Diwan
99.1	Press Release dated September 14. 2021

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: September 14, 2021	By:	/s/ Meeta Vyas
Name: Meeta Vyas
Title: Chief Financial Officer